SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2003

FRANKLIN AUTO TRUST 2003-2

(Exact name of Registrant as Specified in its Charter)

Delaware	333-106297	94-3301790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 West 200 South, Suite 500, Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

(801) 238-6700
(Registrant’s Telephone Number, Including Area Code)

Item 5.

 Other Events.

On December 9, 2003, Franklin Auto Trust 2003-2 (the “Trust’) issued and sold $225,000,000 initial principal amount of Franklin Auto Trust 2003-2 Asset Backed Notes, Class A-l Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (collectively, the “Notes”) pursuant to an Indenture dated as of December 1, 2003, between Franklin Auto Trust 2003-2, as issuer, and The Bank of New York, as indenture trustee.

Prior to the issuance and sale of the Notes, Franklin Redceivables LLC (the “Seller”) and Citigroup Global Markets Inc. furnished to prospective investors a prospectus supplement which disclosed certain pool information relating to certain motor vehicle retail installment sale contracts (the “Receivables”).  The statistical information presented in the prospectus supplement was based on the Receivables as of the close of business on September 30, 2003.

The Seller deposited $45,000,000 in a segregated trust account (the “Pre-Funding Account”) to be used by the Trust to acquire additional Receivables until the earliest of the date on which (1) the amount on deposit in the Pre-Funding Account is less than $2,500, (2) the date on which a Servicer Default or Indenture Event of Default (each as defined in the Sale and Servicing Agreement) occurs or (3) the close of business on January 31, 2004.  The Trust acquired certain additional Receivables on January 13, 2004 with a total principal balance of approximately $45,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits.

Item 601(a) of Regulation S-K

Exhibit No.

 Exhibit No.

Description

1

99

Pool Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RECEIVABLES LLC,

By FRANKLIN CAPITAL CORPORATION,

as managing member

By:

/s/ Harold E. Miller, Jr.

Harold E. Miller, Jr.

President and Chief Executive Officer

January 14, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99	Pool Information

The distribution by credit quality, the distribution by new and used financed vehicles, the geographic distribution, the distribution by outstanding principal balance, the distribution by annual percentage rate, the distribution by original term and the distribution by remaining term, in each case of the Receivables as of the related cutoff date, are set forth below.

Credit Quality of the Receivables

Class of Receivables(1)	Aggregate Outstanding Principal Balance	Number of Receivables	Weighted Average APR	Weighted Average Original Term (in months)	Weighted Average Remaining Term (in months)	Average Outstanding Principal Balance	Average Original Amount Financed

Prime	$144,835,765.51	7,623	6.71	67	66	$18,999.84	$19,430.01
Non-Prime	$77,349,234.59	4,335	11.59	67	66	$17,842.96	$18,124.33
Sub-Prime	$2,840,000.47	215	18.41	61	59	$13,209.30	$13,409.35
Total	$225,025,000.57	12,173	8.53	67	66	$18,485.58	$18,858.70

__________

(1)

The Receivables have been allocated to the Prime, Non-Prime and Sub-Prime categories based on Franklin Capital's underwriting criteria.

Distribution by New and Used Financed Vehicles of the Receivables

	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)

New	5,614	$125,228,507.95	55.65
Used	6,559	$99,796,492.62	44.35
Total	12,173	$225,025,000.57	100.00

__________

(1)

Percentages may not add to 100.00% because of rounding.

Geographic Distribution of the Receivables

State(1)	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(3)

Arizona	3,692	$70,851,740.41	31.49
California	3,635	$62,962,749.45	27.98
Kansas	238	$4,992,779.51	2.22
Nevada	2,005	$40,393,180.00	17.95
New Mexico	992	$18,270,754.79	8.12
Oregon	971	$16,757,863.43	7.45
Washington	391	$6,737,855.03	2.99
Other(1)	249	$4,058,077.95	1.80
	12,173	$225,025,000.57	100.00

__________

(1)

Based on billing addresses of the Obligors as of the applicable cutoff date.

(2)

Includes states with concentrations less than 1.00% by outstanding principal balance.

(3)

Percentages may not add to 100.00% because of rounding.

Distribution by Outstanding Principal Balance of the Receivables

Range of Outstanding Principal Balance	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)

$0.00 to $4,999.99	118	$475,519.05	0.21
$5,000.00 to $9,999.99	1,552	$12,494,967.43	5.55
$10,000.00 to $14,999.99	3,036	$38,113,666.84	16.94
$15,000.00 to $19,999.99	2,942	$51,310,610.25	22.80
$20,000.00 to $24,999.99	2,099	$46,980,662.56	20.88
$25,000.00 to $29,999.99	1,267	$34,472,251.62	15.32
$30,000.00 and greater	1,159	$41,177,322.82	18.30
Total	12,173	$225,025,000.57	100.00

__________

(1)

Percentages may not add to 100.00% because of rounding.

Distribution by Annual Percentage Rate of the Receivables

Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)

3.99% to 4.99%	1,971	$36,011,354.65	16.00
5.00% to 5.99%	1,559	$30,952,282.60	13.76
6.00% to 6.99%	1,558	$31,468,081.49	13.98
7.00% to 7.99%	1,299	$26,133,063.84	11.61
8.00% to 8.99%	1,102	$21,832,780.55	9.70
9.00% to 9.99%	1,116	$21,115,780.90	9.38
10.00% to 10.99%	636	$12,284,448.49	5.46
11.00% to 11.99%	581	$10,493,339.95	4.66
12.00% to 12.99%	571	$9,745,092.64	4.33
13.00% to 13.99%	390	$6,253,101.17	2.78
14.00% to 14.99%	343	$5,411,920.06	2.41
15.00% to 15.99%	276	$3,993,975.33	1.77
16.00% to 16.99%	216	$2,934,631.70	1.30
17.00% to 17.99%	128	$1,650,076.87	0.73
18.00% to 18.99%	145	$1,714,532.01	0.76
19.00% to 19.99%	73	$853,599.14	0.38
20.00% and greater	209	$2,176,939.18	0.97
Total	12,173	$225,025,000.57	100.00

__________

(1)

Percentages may not add to 100.00% because of rounding.

Distribution by Original Term of the Receivables

Range of Original Term	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)

12 Months and under	2	$15,656.72	0.01
13 to 24 Months	39	$253,583.38	0.11
25 to 36 Months	291	$2,441,602.84	1.09
37 to 48 Months	667	$7,036,683.24	3.13
49 to 60 Months	4,460	$66,805,290.60	29.69
61 to 72 Months	6,476	$141,451,517.29	62.86
73 to 84 Months	238	$7,020,666.50	3.12
Total	12,173	$225,025,000.57	100.00

__________

(1)

Percentages may not add to 100.00% because of rounding.

Distribution by Remaining Term of the Receivables

Range of Remaining Term	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)

12 Months and under	3	$18,322.98	0.01
13 to 24 Months	40	$258,883.83	0.12
25 to 36 Months	296	$2,497,992.96	1.11
37 to 48 Months	670	$7,080,380.78	3.15
49 to 60 Months	4,461	$66,909,077.92	29.73
61 to 72 Months	6,465	$141,239,675.60	62.77
73 to 84 Months	238	$7,020,666.50	3.12
Total	12,173	$225,025,000.57	100.00

__________

(1)

Percentages may not add to 100.00% because of rounding.